UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2012

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On August 17, 2012, ARI Network Services, Inc. (the “Company”) acquired substantially all of the assets of Ready 2 Ride, Incorporated (“Ready 2 Ride”) pursuant to the terms of an Asset Purchase Agreement dated August 17, 2012 by and among the Company, Ready 2 Ride, Jamie Amy-Longacre and Ronald L. Longacre, Jr., the owners of all of the outstanding capital stock of the Ready 2 Ride (the “Purchase Agreement”).  Among the assets acquired by the Company pursuant to the Purchase Agreement were the assets related to Ready 2 Ride’s Ready2Ride and X-ActFit operations.

Consideration for the acquisition included $500,000 in cash and 100,000 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), and assumed liabilities totaling approximately $419,000.  In addition, the Company will be required to pay (1) a contingent hold back purchase price not to exceed, in aggregate, $250,000 on or before August 17, 2013, contingent upon the occurrence of certain customer-related events as described in the Purchase Agreement; and (2) a contingent earn-out purchase price not to exceed, in aggregate, $1,500,000, payable on the first, second and third anniversaries of the closing of the acquisition contingent upon the attainment of specified revenue goals.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.01

Completion of Acquisition or Disposition of Assets.

The information set forth above in Item 1.01 is incorporated by reference in this Item 2.01.

Item 3.02

Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 is incorporated by reference in this Item 3.02.  In connection with the acquisition of Ready 2 Ride’s assets on August 17, 2012, the Company issued 100,000 shares of Common Stock as a portion of the consideration paid to Ready 2 Ride under the Purchase Agreement.

The Company believes that this transaction was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The recipient of these securities represented its intention to acquire the securities for investment only and not with a view toward their distribution, and appropriate legends were affixed to the share certificates.

Item 8.01

Other Events.

On August 20, 2012, the Company issued a press release relating to the events described above in Item 1.01.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(a), (b)  Financial Statements of Businesses Acquired; Pro Forma Financial Information.

While the Company has not yet concluded its analysis, it currently anticipates that the Ready 2 Ride assets acquired as described above in Item 1.01 do not constitute a business that is “significant” as defined in the applicable SEC regulations.  However, if upon conclusion of the analysis, the assets are determined to meet the “significant” business definition, pursuant to Item 9.01(a)(4) and Item 9.01(b) of Form 8-K, the Company will amend this report not later than 71 calendar days after August 23, 2012 to file the financial statements and pro forma financial information required by Rules 8-04 and 8-05 of Regulation S-X.

(d)

Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement dated August 17, 2012 by and among ARI Network Services, Inc., Ready 2 Ride, Incorporated, Jamie Amy-Longacre and Ronald L. Longacre, Jr.
99.1	Press Release dated August 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 23, 2012

ARI NETWORK SERVICES, INC.

By:  /s/ Darin R. Janecek

Darin R. Janecek

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated August 17, 2012 by and among ARI Network Services, Inc., Ready 2 Ride, Incorporated, Jamie Amy-Longacre and Ronald L. Longacre, Jr.

99.1	Press Release dated August 20, 2012

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